UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2011, Platinum Energy Resources, Inc. (“the Company”) received an executed Action by Written Consent of Majority Stockholder from Pacific International Group Holdings, LLC whereby it was resolved that pursuant to Article 3.8 of the Amended and Restated By-Laws of the Company (the “By-Laws”), that the director William C. Glass be removed from office, effective January 28, 2011.  The Written Consent of Shareholders is attached hereto as exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Company received notice from Al Rahmani that he was resigning from his position as Chief Executive Officer due to medical reasons, effective February 1, 2011.  A copy of Mr. Rahmani’s letter of resignation is attached hereto as Exhibit 99.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Board of Directors of the Company appointed Victor David Rahmanian (62) as Chief Operations Officer of the Company and President and Chief Operating Officer of Tandem Energy Corporation, effective February 1, 2011.  Dr. Rahmanian has served as the Interim Chief Operating Officer of the Company and President and Chief Operating Officer of Tandem Energy Corporation since October 28, 2010.

Item 9.01	Financial Statements and Exhibits.

(c)           EXHIBITS

Exhibit No.	Description
99.1	Action by Written Consent of Majority Stockholder
99.2	Resignation Letter from Al Rahmani

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: February 2, 2011
	By:	/s/ Martin Walrath
Martin Walrath
Acting Chief Executive Officer